UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2008 (November 12, 2008)

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On November 14, 2008, Hexion Specialty Chemicals, Inc. issued a News Release announcing its financial results for third quarter 2008. A copy of the News Release is furnished as Exhibit 99.1 to this current report.

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 10, 2008, management discovered errors in the amount of non-cash unrealized foreign exchange gains and losses on intercompany balances recorded in the Company’s results of operations for the three months ended March 31, 2008 and the three and six months ended June 30, 2008. The errors related to the misapplication of procedures for a newly-implemented system enhancement to record foreign exchange gains and losses on intercompany balances. The errors do not impact Hexion’s previously-reported revenues, total assets, total liabilities, Segment EBITDA or cash flows from operations for the three months ended March 31, 2008 and the three and six months ended June 30, 2008. Following discussion and analysis of the facts and circumstances, on November 12, 2008 we concluded that our previously issued financial statements for those periods should be restated.

The impact of the corrections is expected to be:

•

an increase of approximately $1 million in operating income, a decrease of approximately $9 million in non-operating income, and a decrease of approximately $6 million in net income for the three months ended March 31, 2008;

•

a decrease of approximately $2 million in operating income, an increase of approximately $1 million in non-operating income, and a decrease of approximately $1 million in net income for the three months ended June 30, 2008; and

•

a decrease of approximately $1 million in operating income, a decrease of approximately $8 million in non-operating income, and a decrease of approximately $7 million in net income for the six months ended June 30, 2008.

Management discussed its conclusions with the Audit Committee on November 13, 2008, which agreed with management’s recommendation that the Company’s previously issued financial statements for the quarters ended March 31, 2008 and June 30, 2008 should no longer be relied upon and should be restated. We and our Audit Committee have also discussed the decision to restate the previously-issued financial statements and the matters disclosed in this filing with PricewaterhouseCoopers LLP, our independent registered public accounting firm. We will file Forms 10-Q/A, which will include restated interim financial statements as of and for the three months ended March 31, 2008 and as of and for the three and six months ended June 30, 2008, as soon as practical.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1	News Release dated November 14, 2008 announcing Hexion Specialty Chemicals, Inc.’s financial results for third quarter 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: November 14, 2008

	By:	/s/ William H. Carter
Executive Vice President
And Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	News Release dated November 14, 2008 titled “Hexion Specialty Chemicals Reports Third Quarter 2008 Results”